EXHIBIT 99.1

Spherix Names Former InterDigital CEO, Howard E. Goldberg, to Board of Directors

Recognized Industry Leader to Also Serve as Consulting Advisor, Assisting with Spherix Business Plan, Relationships and Patent Monetization Strategies

BETHESDA, MD, August 17, 2015 /Accesswire/ Spherix Incorporated (Nasdaq: SPEX) an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that Howard E. Goldberg, the former Chief Executive Officer of InterDigital, Inc. (Nasdaq: IDCC) and a proven industry leader has agreed to join the Board of Directors of Spherix as an independent Director. With the addition of Mr. Goldberg, Spherix now has six directors, including five independent directors.

Mr. Goldberg has significant experience serving both public and private companies and deep industry relationships resulting from his track record leading InterDigital. Prior to becoming InterDigital’s CEO Mr. Goldberg served as the architect and leader of its partnering and licensing strategies, which resulted in broad, multi-faceted relationships with global industry leaders including Nokia, Siemens, Samsung, and Infineon. These strategies created a licensee and partner base producing revenue of $163 million in 2005, at the time of Mr. Goldberg’s departure, which has served as a foundation for the growth to $415 million in 2014. Starting from a position of InterDigital’s minimum access to capital in the 1990’s he led a unique strategic partnering approach that secured partner funding to develop industry-leading technologies spanning a broader range and scale than otherwise would have been available.

Mr. Goldberg has also agreed to serve by contract as a consulting advisor to Spherix, assisting the Company with:

•	Reviews and strategies for modification and enhancement of the Company’s short and long-term plans to optimize business opportunities and drive long-term shareholder value
•	Initiating commercial contacts for the purpose of exploring potential strategic and financing relationships
•	Advisory services related to Spherix IP monetization through licensing and strategic partnering
•	Requested assistance in conjunction with negotiation and documentation of any licensing and/or settlements related to Spherix IP
•	Working with Company counsel in conjunction with litigation strategies, as circumstances require

Anthony Hayes, Chief Executive Officer of Spherix, stated, “Howard is a recognized and exceedingly well respected leader in the industry, and he will bring tremendous experience and top-tier relationships to Spherix. We are particularly excited that he has agreed to serve as a consulting advisor. The management of Spherix looks forward to benefitting from his years of experience and his track record of innovation.”

Mr. Goldberg added, “I am impressed and intrigued by the portfolio of premier technology patents Spherix has assembled. I am excited to join the company and look forward to helping management execute on its diversified strategy for monetizing this intellectual property, and helping the Board of Directors maximize shareholder value.”

Most recently, Mr. Goldberg has been consulting in various forms of engagement with private equity and venture capital firms. In one such engagement a private equity-owned company with a legacy 4G patent portfolio being advised by Mr. Goldberg achieved a successful exit for its owners through sale of the company at a price in excess of $150 million.

Mr. Goldberg has previously practiced securities and corporation transactional law and began his career as a CPA with Arthur Young & Company, with a concentration on working with public companies. Mr. Goldberg also served by appointment in the Office of International Corporate Finance at the Securities and Exchange Commission, Washington, D.C,

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR
Brett Mass, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix:	Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com